Exhibit 99.1
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NEWS RELEASE
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  Comdisco Announces Settlement of Final Purchase Prices for Sale of Various
          Leasing Units to GE Commercial Equipment Financing in 2002

                 GE Contingent Payment Obligations Accelerated
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Rosemont, IL- August 4, 2003 - Comdisco Holding Company, Inc. (OTC:CDCO)
announced today that it has agreed to adjustments on the final purchase price for the sale of its Electronics, Laboratory & Scientific, and Healthcare leasing portfolios to GE Commercial Equipment Financing (GE CEF). Comdisco received approximately $25 million for the settlement of the purchase price holdbacks relating to the sales, which closed in 2002. GE CEF also agreed to accelerate its contingent payment obligations based on various Electronics portfolio performance criteria by making a single $40 million cash payment and providing other consideration valued by Comdisco at approximately $29 million. The other consideration primarily consists of a participation in certain lease rental payments previously purchased by GE CEF. Comdisco expects to record a gain in excess of $30 million in its fourth fiscal quarter ended September 30, 2003 as a result of these arrangements.

On January 14, 2002, Comdisco announced the sale of its Electronics and Laboratory & Scientific leasing units to GE CEF and, on April 4, 2002, announced the sale of certain of its Healthcare leasing assets to GE CEF. The Electronics assets were integrated into GE Global Electronics Solutions. The Laboratory & Scientific assets were integrated into GE Life Science and Technology Finance. These transactions closed during April, May and June 2002. Each of the announced purchase prices were subject to post-closing adjustments through a holdback of ten percent of the estimated purchase price. In addition, the Electronics sale included contingent payment provisions based on various portfolio performance criteria.

About GE
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GE Global Electronics Solutions (GES) offers Equipment Lifecycle Management services for users of semiconductor manufacturing, automated test (ATE) and printed circuit board assembly (PCA) equipment). GES' services allow customers to execute equipment management programs that provide strategic flexibility, increase profits and reduce technology cost and risk. GE Life Science and Technology Finance provides financial solutions to life science companies throughout the USA and Canada with a portfolio exceeding $400MM in served assets, representing over 275 customers. Both businesses are part of GE Commercial Equipment Financing, a unit of GE Commercial Finance. GE is a diversified services, technology and manufacturing company with operations worldwide.

About Comdisco
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The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money the remaining assets of the corporation in an orderly manner. Rosemont, IL-based Comdisco (www.comdisco.com) provided equipment leasing and technology services to help its customers maximize technology functionality and predictability, while freeing them from the complexity of managing their technology. Through its former Ventures division, Comdisco provided equipment leasing and other financing and services to venture capital backed companies.

Safe Harbor
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The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: uncertainties related to the company's bankruptcy plan of reorganization; the company's limited business purpose and the inherent uncertainty of its limited business plan; continuing volatility in the equity markets, which can affect the availability of credit and other funding sources to the high technology sector companies in the Ventures portfolio, resulting in the inability of those companies to satisfy their obligations in a timely manner and an increase in bad debt experience beyond current reserves; the company`s significant exposures to companies in the telecommunications, electronics, and other high technology industries that have been severely negatively impacted by the recent economic downturn; exposure to customer concentration risk; and exposure to foreign exchange rate fluctuations. Other risk factors are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-Q for the second fiscal quarter ended March 31, 2003. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
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Mary Moster
847-518-5147